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                                                                     EXHIBIT 10H

                         THE STANDARD PRODUCTS COMPANY
                           RESTRICTED STOCK AGREEMENT


     This Restricted Stock Agreement (this "Agreement"), is made as of this 29th day of August, 1995, by and between The Standard Products Company, an Ohio corporation (the "Company"), and James F. Keys ("Executive") under The Standard Products Company 1991 Restricted Plan (the "Plan");

     1. The Company hereby awards to Executive up to Fifty Thousand (50,000) Common Shares, $1.00 par value, of the Company ("Common Shares"), which may be earned at a rate of up to 5,000 Shares per year in the current fiscal year and each of the nine succeeding fiscal years, in all respects subject to the terms, conditions and provisions of this Agreement and the Plan, a copy of which is attached to this Agreement and incorporated herein by reference.

     2. Common Shares awarded to Executive hereunder are subject to restriction and may not be sold, transferred or otherwise assigned until such shares are earned in accordance with paragraph 3 hereof and have vested in accordance with paragraph 4 hereof. Notwithstanding the foregoing, however, Common Shares awarded to Executive hereunder which are earned but non-vested or awarded Common Shares that remain available to Executive but are unearned shall immediately vest in Executive upon a Change in Control of the Company (as defined in the Plan). In the event of Executive's death, all earned but non-vested Common Shares and one-half of awarded Common Shares that remain available to Executive but are unearned shall vest in Executive's designated beneficiary.

     3. The number of awarded Common Shares which may be earned with respect to each fiscal year at a rate of up to 5,000 shares per year in the current fiscal year and each of the succeeding nine fiscal years equals the product of 5,000 multiplied by the ratio of the cash bonus earned by Executive under the Company's Officers' Bonus Plan over the maximum possible cash bonus which Executive could have earned under such Plan with respect to each such fiscal year. No more than 5,000 Common Shares may be earned in any one fiscal year and no Common Shares may be earned with respect to any fiscal year after the fiscal year ending June 30, 2004.

     4. Common Shares awarded hereunder and earned by Executive in accordance with paragraph 3 above shall become vested in Executive at the end of the third fiscal year following the end of the fiscal year with respect to which such Common Shares are earned.

     5. Common Shares awarded hereunder and earned in accordance with paragraph 3 above shall be issued in the name of Executive, and the Company's transfer agent will show Executive as the owner of record of such Common Shares. Executive will have all rights of a shareholder with respect to awarded and earned Common Shares, including the right to vote such shares, subject to the limitations imposed by this Agreement and the Plan. The certificates representing awarded and


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earned Common Shares shall not be delivered to Executive until such Common
Shares become vested. If Executive shall voluntarily cease to be an employee of the Company prior to vesting of Common Shares (whether such Common Shares are earned or unearned), Executive shall forfeit to the Company all Common Shares not then vested in Executive; provided, that if Executive desires to retire as an active employee of the Company, the Compensation Committee shall have the authority to waive such forfeiture under such terms and conditions as said Committee deems appropriate. In this regard, simultaneously with the issuance of certificates representing awarded and earned Common Shares, Executive shall execute and deliver stock powers forfeiting to the Company Common Shares awarded and earned hereunder but not vested in the event Executive voluntarily ceases to be an employee of the Company prior to any vesting date. Executive acknowledges that Common Shares awarded hereunder shall be subject to the restrictions and risks of forfeiture contained herein and in Section 8 of the Plan.

     6. Executive hereby agrees that he shall pay to the Company, in cash, any foreign, United States federal, state or local taxes of any kind required by law to be withheld with respect to the Common Shares awarded to him hereunder. If Executive does not make such payment to the Company, the Company shall have the right to deduct from any payment of any kind otherwise due to Executive from the Company (or from any subsidiary of the Company), any federal, state or local taxes of any kind required by law to be withheld with respect to Common Shares awarded to Executive under this Agreement.

     7. Executive represents that Common Shares awarded hereunder are being acquired by Executive not with a view toward resale or distribution and Executive will not sell or otherwise transfer such Common Shares except in compliance with the Securities Act of 1933 and the rules and regulations promulgated thereunder. Executive hereby acknowledges that Common Shares awarded hereunder shall bear legends and statements evidencing such restrictions and other restrictions contained in Section 8 of the Plan.

                                     THE STANDARD PRODUCTS COMPANY

                                     By  /s/ John C. Brandmahl
                                     Title Vice President Human Resources
                                     Date 8/29, 1995











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     Executive acknowledges receipt of the Plan, a copy of which is attached hereto, and represents that he is familiar with the terms and provisions thereof, and hereby agrees that Common Shares granted under this Agreement are subject to all terms and provisions of this Agreement. Executive hereby agrees to accept as binding, conclusive and firm all decisions and interpretations of the Compensation Committee of the Board of Directors of the Company.

                                             EXECUTIVE


                                             \s\ James F. Keys
                                             Date August 16, 1995







































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